UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

5744 Pacific Center Blvd Suite 311 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 750-3875

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Power Efficiency Corporation (the “Company”) is sending a cover letter and form of consent to certain holders (the “Preferred Holders”) of its non-registered Series B, Series C-1 and Series D Convertible Preferred Stock (collectively, the “Preferred Stock”), and to certain of its holders of common stock, disclosing the terms and conditions of a potential purchase of approximately $2,500,000 of its newly created Series E Convertible Preferred Stock, by a single existing shareholder of the Company (the “Investment”), such preferred stock to be convertible into 250,000,000 shares of Company common stock.  Such stockholders also received a copy of the non-binding letter of intent (the “LOI”) with respect to the Investment.  The purpose of such correspondence is to seek consent of such stockholders to amend certain terms of the Designation of Rights, Preferences and Limitations relating to the Preferred Stock (collectively, the “Designations”) which might be impacted by the Investment.

The preferred stock and underlying securities which may be issued in this Investment are not, and will not be, registered under the Securities Act of 1933, as amended, or state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This filing does not constitute an offer to sell or the solicitation of an offer to buy such securities.  This filing is being made pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

There can be no assurance that the consent of the requisite number of shares will be received to amend the Designations or that the Investment will be consummated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ Steve Strasser
Steve Strasser, Chairman and CEO

Date: January 12, 2012